SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

| | Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TTR Technologies, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

3
                             TTR TECHNOLOGIES, INC.
                              575 Lexington Avenue
                            New York, New York 10022

                    Notice of Annual Meeting of Stockholders

      NOTICE IS HEREBY GIVEN that the 2002 annual meeting (the "Annual Meeting") of stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held in New York City, New York, at 9 A.M., on July 22, 2002, at the offices of Swidler Berlin Shereff Friedman, LLP 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H, for the following purposes to:

      (i) elect five directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

      (ii) approve the TTR Technologies, Inc. 2002 Non-Employee Directors Stock Option Plan;

      (iii) ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2002; and

      (iv) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on May 31, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        By Order of the Board of Directors


                                        Marc D. Tokayer
                                        Chairman of the Board
June 18, 2002

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             TTR TECHNOLOGIES, INC.
                              575 Lexington Avenue
                            New York, New York 10022

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                           to be held on July 22, 2002

                                  Introduction

      This Proxy Statement is being sent to stockholders of TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at the 2002 annual meeting (the "Annual Meeting") of stockholders (the "Stockholders") of the Company's common stock, par value $0.001 per share ( the "Common Stock"), to be held at the offices of Swidler Berlin Shereff Friedman, LLP, 405 Lexington Avenue (the Chrysler Building), New York, New York, 10174, Conference Room 12H, on Monday, July 22, 2002, at 9:00 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are to:

      (i) elect five directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

      (ii) approve the TTR Technologies, Inc. 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan");

      (iii) ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2002; and

      (iv) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to approve the 2002 Directors Plan; (iii) FOR the proposal to ratify the appointment of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 2002; and (iv) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

      Any Stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement is first being mailed to Stockholders on or about June 18, 2002.

                                  VOTING RIGHTS

      All voting rights are vested exclusively in the holders of the Company's Common Stock. Only holders of Common Stock of record at the close of business on May 31, 2002 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 17,593,896 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

      The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Company's 2002 Non-Employee Directors' Stock Option Plan) and Proposal No. 3 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals Nos. 2 and 3. Broker non-votes will have no effect on Proposals No. 1, 2 and 3.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

      The following table sets forth certain information, as of the Record Date (except as otherwise disclosed in the footnotes to the table), concerning the ownership of the Common Stock by (a) each person who, to the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and Named Executive Officers (as defined below under "Executive Compensation") and (c) all current directors and executive officers of the Company as a group.

                                                   Number of Shares               Percent of
Name of Beneficial Owner (1)                    Beneficially Owned (2)         Common Stock (2)
------------------------------                  ----------------------         ----------------
Marc D. Tokayer .......................                1,482,747 (3)                  8.0%

Baruch Sollish ........................                  533,840 (4)                  3.0%

Sam Brill .............................                        0 (5)                    *

Matthew L. Cohen ......................                   36,336 (6)                    *

Michael Braunold ......................                    5,000 (7)                    *

Michael Fine ..........................                    5,000 (7)                    *

Tom McIntyre ..........................                        0                        *

Macrovision  Corporation (8) ..........                1,880,937                     10.7%

Dimensional Partners Ltd. .............                1,388,310 (9)                  7.9%

Joseph D. Samberg .....................                2,639,000 (10)                15.0%

All directors and executive officers as
a group (7 persons) (11) ..............                2,062,923                     10.9%

* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o TTR Technologies, Inc., 575 Lexington Avenue, New York, New York 10022.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such options or warrants. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Comprised of (i) 270,273 shares of Common Stock, (ii) 888,200 shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 1996 Employee Stock Option Plan and 2000 Equity Incentive Plan and (iii) 324,274 shares of Common Stock held by The Tokayer Family Trust (the "Trust"). Mr. Tokayer's wife is the trustee of the Trust and Mr. Tokayer's children are its income beneficiaries. Mr. Tokayer disclaims beneficial ownership of all shares held by the Trust. Does not include
(A) 82,500 shares of Common Stock issuable upon exercise of employee stock options issued under the Company's 2000 Equity Incentive Plan, which are scheduled to vest over the next one and one-half years and (B) 481,000 shares issuable upon exercise of options held by Gershon Tokayer, Mr. Tokayer's brother, as to which shares Mr. Tokayer disclaims beneficial ownership.

(4) Comprised of (i) 457,060 shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 1996 Employee Stock Option Plan and 2000 Equity Incentive Plan and (ii) 76,780 shares of Common Stock. Does not include employee stock options for an additional 95,000 shares of Common Stock, which are scheduled to vest over the next two and one-half years.

(5) Does not include options for 250,000 shares of Common Stock issuable under the 2000 Equity Incentive Plan scheduled to vest annually at the rate of 50,000 per year over the next five years, commencing in November 2002.

(6) Represents (i) 3,000 shares of Common Stock and (ii) 33,336 scheduled to vest in June 2002. The Company and Mr. Cohen have agreed that Mr. Cohen's employment with the company will end as of July 5, 2002.

(7) Represents shares of Common Stock issuable upon exercise of currently exercisable stock options issued under the 1998 Non-Executive Directors' Plan. Does not include options for 10,000 shares of Common stock issuable under the 1998 Non-Executive Directors' Plan of which options for 5,000 shares are scheduled to vest in September 2002 and options for the remaining 5,000 shares are scheduled to vest in September 2003.

(8) The address of such person is 2830 De La Cruz Boulevard, Santa Clara, California 95050. The foregoing is based on a Schedule 13D filed by the stockholder in June 2000.

(9) Dimensional Partners, Ltd. ("Dimensional Ltd.") is a Cayman Islands company with a principal business office at Corporate Center, West Bay Road, P.O. Box 31106 SMB, Grand Cayman, Cayman Islands. The foregoing disclosure is based on the schedule 13D filed by the stockholder in April 2002.

(10) Mr. Samberg is a principal of JDS Capital Management, Inc., a Delaware corporation ("JDSCM"), the investment manager and subadvisor of Dimensional Ltd. As such, Mr. Samberg has shared voting and dispositive power over the shares of Common Stock and warrants held by Dimensional Ltd. and may each be deemed a beneficial owner of those shares and warrants. The address of the principal business office of JDSCM and Mr. Samberg is 780 Third Avenue, 45th Floor, New York, New York 10017. The foregoing disclosure is based on the Schedule 13D filed by the stockholder in April 2002.

(11) See Footnotes 3-7.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation earned by the Company's Chairman of the Board of Directors, Chief Executive Officer and President and the other executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2001 (the "Named Executive Officers"):

                                             Annual Compensation                Long-Term Compensation
                                  -------------------------------------------  -------------------------
                                                                                        Securities
Name and                                                     Other Annual               Underlying           All Other
Principal Position        Year    Salary($)    Bonus($)    Compensation($)(1)         Options (#)(2)        Compensation
------------------        ----    ---------    --------    ------------------         --------------        ------------
Marc D. Tokayer           2001     250,922          --          71,181                         --                   --
 Chairman, CEO and        2000     194,307          --          42,968                    970,700                   --
 President (3)            1999     108,075          --          27,676                         --                   --

Baruch Sollish
  Vice-President-         2001     213,000          --          51,366                         --                   --
  Research &              2000     158,324      75,092          28,608                    382,050                   --
  Development             1999     110,522          --          21,886                    130,000                   --

Matthew L. Cohen          2001     105,000          --              --                    100,000                   --
  Chief Financial         2000          --          --              --                         --                   --
  Officer (4)             1999          --          --              --                         --                   --

Emanuel Kronitz           2001     191,603          --          33,861                         --               97,399(6)
 Former Chief             2000     127,989      31,347          23,887                    582,750(7)                --
 Operating Officer (5)    1999      35,915          --           7,158                    304,500                   --


(1) Includes, for each Named Executive Officer primarily, some or all of the following:

(i) Company contributions to insurance (ii) taxable automobile related benefits and (iii) tax-gross-ups for certain benefits.

(2) Represents shares of Common Stock issuable upon exercise of employee stock options issued in the year indicated under the Company's 1996 Stock Option Plan and 2000 Equity Incentive Plan and, in the case of Baruch Sollish, shares of Common Stock issuable upon exercise of additional options not issued under any stock plan.

(3) Mr. Tokayer resigned from the position of Chief Executive Officer on May 6, 2002. Mr. Daniel Stein was appointed Chief Executive Officer on such date.

(4) Matthew L. Cohen commenced employment with the Company in June 2001. The Company and Mr. Cohen have agreed that Mr. Cohen's employment with the Company will terminate as of July 5, 2002.

(5) As of October 7, 2001, Emanuel Kronitz was no longer in the employ of the Company.

(6) Comprised of (i) payments in respect of accrued holidays in the amount of $35,467 and (ii) post termination payments through December 31, 2001 in the aggregate amount of $61,932, all of which were effected in connection with the termination of Mr. Kronitz's employment.

(7) As of April 2002, options for an aggregate of 582,750 shares of Common Stock have expired.

Option Grants in 2001

      The following table sets forth certain information concerning the individual option grants during the year ended December 31, 2001, to each of the Named Executive Officers.

                      Number of      % of Total
                     Securities      Options                                 Potential Realizable
                     Underlying       Granted to   Exercise                  Value at Assumed Annual
                       Options       Employees      Price      Expiration   Rates of Stock Price for
    Name             Granted (#)      in 2001       ($/sh)         date          Option Term (1)
    ----             -----------      -------       ------         ----          ---------------
                                                                                 5%          10%
Matthew L. Cohen,    100,000 (2)        22.9%        5.42          2011        $340,861    $863,808

(1) Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the SEC, and are not intended to forecast possible future appreciation, if any, of the Common Stock. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

(2) Represents shares of Common Stock issuable upon exercise of options issued under the Company's 2000 Equity Incentive Plan scheduled to vest over the next three years at the rate of 33,000 shares of Common Stock per year, commencing in June 2002. The Company and Mr. Cohen have agreed that Mr. Cohen's employment with the Company will terminate as of as of July 5, 2002.

Aggregate Options Exercised in 2001 and 2001 Year End Option Values

                                                   Number of Securities          Value of Unexercised
                                                  Underlying Unexercised         In-the-Money Options
                          Shares      Value       Options at Fiscal Year        At Fiscal Year End ($)
                        Acquired on   Realized           End (#)                     Exercisable/
Name                    Exercise (#)     ($)     Exercisable/Unexercisable         Unexercisable (1)
----                   -------------     ---     -------------------------         -----------------
Marc D. Tokayer               --            --       888,200 / 82,500                    0 / 0

Baruch Sollish            50,000       335,405       387,050 / 75,000               72,800 / 36,400

Matthew L. Cohen              --            --        33,336 / 66,664                    0 / 0

Emanuel Kronitz (2)       50,000       311,500       702,250 / 110,000 (2)         417,690 / 0 (2)

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($1.83) on December 31, 2001, as reported on the NASDAQ National Market.
(2) As of October 2001, Mr. Kronitz was no longer employed by the Company.

Employment Agreements

      In May 2002, the Company and its Israeli subsidiary and Marc Tokayer amended and restated Mr. Tokayer's employment agreement originally entered into in August 1994 (and subsequently amended). Pursuant to the amended and restated agreement, Mr. Tokayer continues to serve as President of the Company and General Manager of the Company's Israeli subsidiary for a term ending in May 2007, which term is renewable for additional one-year terms, unless either party elects on not less than 60 days' prior notice to not renew the agreement. Mr. Tokayer continues to receive under the amended and restated agreement an annual base salary of $250,000, subject to increase upon review. If Mr. Tokayer is terminated other than for cause (as defined in the employment agreement) or if Mr. Tokayer terminates his employment for good reason (as defined in the employment agreement), he will be entitled to receive the equivalent of four years of salary then in effect. If the agreement is not renewed upon scheduled expiration, Mr. Tokayer will be entitled to receive the equivalent of two years of salary then in effect.

      The Company's Israeli subsidiary and Dr. Baruch Sollish signed an employment agreement in December 1994 which was amended in July 1998 and in February 2001, pursuant to which, Dr. Sollish is employed as Director of Product Research and Development of the Israeli subsidiary and is renewable for terms of three years, subject to termination by either party on not less than 60 days notice prior to the end of any term. The current term expires on December 1, 2003. Dr. Sollish currently receives an annual base salary of $213,000 subject to increase and the grant of a performance bonus in the board's discretion. If Dr. Sollish is terminated other than for engaging in willful misconduct or acts of bad faith or conviction of a felony or in the event of a change in control of the Company (as defined in the employment agreement) and Dr. Sollish does not continue to be employed in a substantially similar position, Dr. Sollish will be entitled to receive the greater of the balance of the salary then due under the agreement through the scheduled expiration date or the equivalent of 12 months' salary.

      The Company and Matthew L. Cohen entered into an employment agreement in June 2001, pursuant to which Mr. Cohen is employed as the Company's Chief Financial Officer. The initial term of the employment agreement is two years and, at the end of such initial term, the employment thereunder is automatically renewable for an additional one year unless either party gives notice of termination at least 60 days prior to the scheduled expiration date. Mr. Cohen currently receives an annual salary of $180,000, subject to increase and the grant of a performance bonus in the Board's discretion. If Mr. Cohen is terminated other than for engaging in willful misconduct or acts of bad faith or conviction of a felony or, if there is a change in control of the Company (as defined in the employment agreement) and Mr. Cohen does not continue as Chief Financial Officer on terms and conditions substantially similar to those contained in his agreement, he will be entitled to receive six months' salary then due under the agreement. The Company and Mr. Cohen have agreed that Mr. Cohen's employment with the Company will terminate as of July 5, 2002.

Information Relating to an Executive Officer Who Is Not a Director Nominee

      Below is certain information relating to the Chief Executive Officer of the Company who is not a member of the Board of Directors and is not a director nominee:

      Daniel Stein, age 32, has been the Chief Executive Officer of the Company since May 6, 2002. From December 2001 through the time immediately prior to his appointment as Chief Executive Officer of the Company, he worked as a private consultant specializing in the acquisition and management of companies in the media and technology industry. From December 2000 through December 2001, he worked as President of Javu Technologies, Inc., a private company engaged in the licensing of software and services to corporations that store, manage, deliver or repurpose video assets. From March 1999 through November 2000, Mr. Stein was President and Chief Operating Officer of The Wedding List Company, an internet bridal registry company with retail outlets specializing in the wedding gift and registry business (http://www.theweddinglist.com). The Wedding List was sold in 2001 to Martha Stewart/Omni Media. In 1993, Mr. Stein co-founded Burly Bear Network, a Company providing cable programming and online services to college students (http://www.burlybear.com). From July 1993 through March 1999, he was the director and Chief Executive Officer of Burly Bear. Burly Bear served approximately eight million households and was sold in 1997 to Loren Michaels, the owner of Broadway Video and creator and producer of the television show Saturday Night Live. Mr. Stein received a BS in Finance in 1992 from Cornell University.

      Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with certain financial consulting services rendered to the Company by Mr. Jeffrey Guzofsky, the brother-in- law of the Company's Chairman and President, Mr. Marc D. Tokayer, the Company paid to an entity designated by Mr. Guzofsky in 2000 and 2001 the amounts of $80,000 and $90,000, respectively. In addition, the Company paid in 2000 to this entity a $75,000 finders fee in respect of the $3 million raised by the Company in 1999 from its 10% convertible debenture offering and the exercise of related warrants. The Company terminated its relationship with Mr. Guzofsky in December 2001.

      The Company and Ephod Israel Group ("Ephod") were party to a consulting agreement dated as of March 1, 1997. The Company and Ephod subsequently entered into a settlement agreement dated as of January 28, 1999, pursuant to which the Company issued to Ephod 265,000 shares of its Common Stock as payment in full for the services performed by Ephod during the 24 months immediately preceding the date of the settlement agreement. The Company has recently been advised by Ephod that approximately one-third of the foregoing compensation was paid to Avi Tokayer, the brother of the Company's Chairman and President, Marc Tokayer.

      In October 2001, the Company issued to Mr. Tom McIntyre, one of the Company's non-employee directors, options under the Directors' Plan to purchase up to 10,000 shares of Common Stock, to vest over two years from the date of issuance, at a per share exercise price of $1.29.

      In September 2001, the Company issued to each of Messrs. Michael Fine and Michael Braunold, non-employee directors, options under the Directors' Plan to purchase up to 10,000 shares of Common Stock, to vest over two years from the date of issuance, at a per share exercise price of $1.53.

      In June 2001, the Company and Macrovision Corporation, a Delaware corporation ("Macrovision"), amended the Alliance Agreement originally entered into as of November 1999 providing for, inter-alia, the payment by the Company to Macrovision of $20,000 per month from July 1, 2001 through May 2002. Macrovision holds approximately 10.7% of the issued and outstanding shares of the Company's Common Stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act, requires officers and directors of the Company and persons who own more than ten percent of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

      Based solely on review of the copies of such forms received by the Company with respect to 2001, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16(a) during 2001 have been complied with, except that neither Dimensional Partners Ltd. nor Joseph D. Samberg nor any affiliated entities filed any Forms 3 or 4 with respect to purchases/sales of Common Stock during 2001.

                                PERFORMANCE GRAPH

      The following graph compares, for the period that the Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934 (which commenced on February 6, 1997) through December 31, 2001, the cumulative stockholder return for the Company, the Russell 2000 Index ("Russell 2000 Index") and the Russell 2000-Technology Index ("Russell 2000-Technology Index"). The Russell 2000 Index is comprised of the 2,000 publicly traded companies with market capitalizations ranked immediately below the 1,000 companies with the highest market capitalizations. The Russell 2000-Technology Index is comprised of the 2000 publicly traded companies in the high-technology industry with market capitalizations ranked immediately below the 1,000 companies in the high-technology industry with the highest market capitalizations. The graph assumes that $100 was invested on February 6, 1997 in the Common Stock, the Russell 2000 and the Russell 2000-Technology Index, and further assumes no payment or reinvestment of dividends. Effective February 2, 2001, the Common Stock commenced quotation on the Nasdaq National Market. From October 23, 2000 until February 2, 2001, the Common Stock was quoted on the Nasdaq SmallCap Market. Prior to October 23, 2000, the Common Stock was quoted on the over-the-counter Bulletin Board market.

      The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                                    [Graph]

                           Cumulative Total Return ($)
          Based Upon an Initial Investment of $100 on February 6, 1997

                          2/6/97   12/31/97    12/31/98    12/31/99    12/31/2000  12/31/2001
The Company                100       57.90       11.20       60.00       69.30       18.30

Russell 2000 Index         100      119.57      115.45      138.10      132.30      133.66

Russell 2000-
Technology Index           100      101.19      113.30      232.28      138.30      107.17

                                 PROPOSAL NO. 1

                              Election of Directors

Information as to Nominees for Director

      The persons named below have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the next annual meeting of the stockholders.

      The Board of Directors has nominated five (5) directors to stand for re-election, which is fewer than the number of directors fixed pursuant to our bylaws, which is currently seven but may be changed at any time by the Board of Directors. Mr. Christopher Illick, a non-employee director, has resigned on April 15, 2002 from the Board of Directors. Additionally, Mr. Tom McIntyre, a non-employee director, will not be seeking re-election. The Board of Directors is currently undertaking a search to identify a potential new director who is "independent" as defined by the National Association of Securities Dealers' listing standards. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

      The following table sets forth the name, age and position of each Director nominee:

Name                       Age          Position
----                       ---          --------
Marc D. Tokayer            45           Chairman of the Board, President,
                                        Treasurer and Director

Baruch Sollish, Ph.D       56           Vice President-Research and Development,
                                        Chief Technology Officer of the Israeli
                                        Subsidiary and Director

Sam Brill                  28           Chief Operating Officer, Director

Michael Fine               50           Director

Michael Braunold           42           Director

      Marc. D. Tokayer has been Chairman of the Board of Directors, President, and Treasurer of the Company since he founded the Company in July 1994 and was Chief Executive Officer of the Company from January 1999 through May 2002 whereupon he resigned from such office. He has served as President and Chairman of the Board of Directors of the Company's Israeli subsidiary since its inception in December 1994.

      Baruch Sollish, Ph.D has been a director of the Company since December 1994 and has served as Vice-President-Research and Development and Secretary of the Company since September 1996. From June 1987 through December 1994, Dr. Sollish founded and managed

Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish holds six United States patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively. Dr. Sollish received a Ph.D. in Electrical Engineering from Columbia University in 1973.

      Sam Brill has been a director of the Company since February 2002 and the Chief Operating Officer since April 15, 2002. From November 2001 to immediately prior to his appointment as Chief Operating Officer, he served as the Company's Vice-President, Corporate Strategy. Prior to joining the Company, from February 1998 through November 2001 Mr. Brill was employed by JDS Capital Management, Inc., a New York based hedge fund and an affiliate of the Company's largest stockholder, where he worked as a Senior Financial Analyst evaluating for market viability and investment potential a diverse group of public and private companies. Mr. Brill received a BS in Finance, cum laude, in January 1998 from Touro College.

      Michael Fine has been a director of the Company since May 2000. Since November 1992, Mr. Fine has been President of Fine Sound Productions, an independent music production firm. From April 1997 through May 1999, Mr. Fine worked at Deutsche Grammophon GmbH, where he served as Vice President, Artists and Repertoire, and was in charge of the music and recording program of one of the world's oldest record labels, having been founded in 1898. From September 1989 through April 1997, he was Vice-President of KOCH International LP and General Manager of KOCH International Classics. Koch International LP is a multi national music and media technology company and one of the world's largest independent distributors of recorded music. Mr. Fine is a Grammy Award winning producer.

      Michael Braunold has been a director of the Company since May 2000. Since March 2000, Mr. Braunold has been the Chief Executive Officer and Director of PLT Solutions, Inc., a company engaged in providing solutions for rapid data telecommunication utilizing electrical power-lines. Since March 1998, Mr. Braunold also has been Chief Executive Officer and Chairman of the Board of SPO Medical Equipment Ltd., an Israeli company that specializes in medical technology related to pulse oximetry techniques. Prior to this assignment, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. In such capacity, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization including a period in the United States as Vice President of an American subsidiary of Scitex specializing in medical imaging. Mr. Braunold originates from the United Kingdom where he obtained a B.Sc. in Management Sciences and a Master of Business Administration from Imperial College Business School, London.

Board Committees and Meetings

      During the course of 2001, the Board held six meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which each director served. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each of the non-employee directors receives an annual cash payment of $5,000 for serving on the Board. None of the employee-directors receive any cash compensation for serving on the Board.

      The Company has two standing committees: the Audit Committee and the Compensation/Stock Option Committee.

      The Audit Committee was established in June 2000 and is responsible for reviewing the Company's financial procedures and controls, the general scope of the annual audit and the fees charged by the independent auditors. This committee held two meetings during the last fiscal year. The Audit Committee currently consists of Messrs. Fine and Braunold. Christopher Illick was a member of the Audit Committee from June 2000 through April 15, 2002, when he resigned from the Board of Directors of the Company. The Company believes that each of the members of the Audit Committee is an independent director as defined by the Nasdaq Stock Market listing standards.

      The Compensation/Stock Option Committee was established in October 2000 and is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the Company's 2000 Incentive Plan. This committee did not hold any meetings but acted by unanimous written consent on two occasions during 2001. This committee currently consists of Mr. Braunold. Mr. Illick was a member of the Compensation/Stock Option Committee from June 2000 through April 15, 2002, when he resigned from the Board of Directors of the Company. None of the members of the Compensation Committee was employed by the Company or any of its subsidiaries or had any other relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

                      Report of the Compensation Committee

      The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the SEC for the purpose of establishing statutory liability. Unless otherwise specifically incorporated by reference, this report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement

      The Compensation/Stock Option Committee of the Board of Directors (the "Compensation Committee") evaluates compensation levels of senior management and evaluates the various factors affecting compensation of the Company highest paid officers. The Compensation Committee believes that compensation to the Company's executive officers should be designed to encourage and reward management's efforts to further strengthen the Company's business and to create added value for stockholders. Such a compensation program helps to achieve the Company's business and financial objectives and also provides incentives needed to attract and retain well-qualified executives. The Company operates in a competitive marketplace and needs to attract and retain highly qualified senior management and executive personnel in order for the Company to achieve its goals of growth.

      The Compensation Committee believes that the chief executive officer's compensation should be heavily influenced by Company performance. The base salary for Mr. Tokayer, who served as Chief Executive Officer until May 2002, was fixed with reference to his experience, responsibilities and performance and the competitive marketplace. The Compensation Committee will determine the appropriate level of bonuses and increases for the Chief Executive Officer, if any, based in large part on Company performance. The Compensation Committee also considers the salaries of chief executive officers of comparably-sized companies and their performance. Stock options will be granted to the Chief Executive Officer, primarily based on the executive's ability to influence the Company's long-term growth.

      The Compensation Committee has similar policies with respect to compensation of other officers of the Company. The Compensation Committee believes that the base salaries of current officers are within the range of salaries for persons holding positions of similar responsibility at other companies. In addition, the Compensation Committee intends to consider factors such as relative Company performance, the executive's past performance and future potential in establishing the base salaries of executive officers.

      The philosophy of granting stock options to the other officers is similar to that for options granted to the Chief Executive Officer, and is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. Option grants during 2001 were made to the Company's former Chief Financial Officer and its current Chief Operating Officer. All options granted in 2001 were granted at an exercise price at no less than the then current market price of the Company's Common Stock. The Compensation Committee views stock options as an important component of its long-term, performance-based compensation philosophy. The Compensation Committee will endeavor, to the extent that it deems consistent with the best interests of the Company and its stockholders, to cause the awards of any options under the 2000 Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

June 5, 2002

Compensation Committee

Michael Braunold

                          Report of the Audit Committee

      The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is responsible for the Company's financial statements included in the Company's annual report for the year 2001. In furtherance thereof, the Audit Committee discussed with the Company's independent auditors for the fiscal year 2001 those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These recommendations and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee was provided by the auditors the written disclosures required by ISB No. 1 and discussed the auditor's independence with the auditors. In this regard, the Audit Committee considered the amount of fees paid by the Company to auditors for the audit of the year-end financial statements and the review of the interim financial statements filed with each quarterly report on Form 10-Q. This discussion informed the Audit Committee of the auditor's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with the Company's management and such auditor, the audited financial statements for the year ended December 31, 2001.

      Based on the discussions with the auditor concerning the audit, the independence discussions and the financial statement review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K. Christopher Illick was a member of the Audit Committee from June 2000 through April 15, 2002, when he resigned from the Board of Directors of the Company.

Dated: June 5, 2002

Audit Committee

Michael Fine

Michael Braunold

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

     Approval of the Company's 2002 Non-Employee Directors Stock Option Plan

      In 1998, the Board adopted and the stockholders of the Company approved the 1998 Non-Executive Directors' Stock Option Plan (as amended to date, the "1998 Directors' Plan"). Of the 75,000 shares of Common Stock currently reserved for issuance under the 1998 Directors' Plan, as of June 17, 2002, options to purchase 40,000 shares of Common Stock were issued and outstanding under the 1998 Directors' Plan.

      The Board believes that stock options are an important incentive for attracting and retaining on the Company's Board the service of individuals of stature who are not otherwise employed by the Company or any subsidiary. Accordingly, in June 2002 the Board adopted and recommended the approval by the Company's stockholders of the TTR Technologies, Inc. 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan") providing for the issuance of up to 275,000 shares of Common Stock to non-employee directors. A summary of the principal terms of the 2002 Directors Plan is set forth below. If the 2002 Directors Plan is approved by the stockholders of the Company, the 1998 Directors' Plan will remain in effect until its expiration or earlier termination by the Board or until all shares reserved for issuance thereunder have been issued. Currently, two directors are eligible to participate in the 1998 Directors' Plan and 2002 Directors Plan.

Summary of the 2002 Directors Plan

      The summary of the 2002 Directors Plan below is qualified in its entirety by the 2002 Directors Plan attached hereto as Appendix A.

      The 2002 Directors Plan is administered by the Board of Directors or, if so determined by the Board, by a committee consisting solely of two or more non-employee directors of the Company. The body administrating the 2002 Directors Plan is referred to herein as the "Administrative Body." The Administrative Body is authorized to construe, interpret and implement the provisions of the 2002 Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2002 Directors Plan. The shares available for grant under the 2002 Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the 2002 Directors Plan.

      Under the 2002 Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the 2002 Directors Plan will, unless earlier terminated as provided in the 2002 Direcctors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the 2002 Directors Plan will (i) in the case of removal for cause, terminate immediately;
(ii) in the case of death or disability, terminate one year after the date on which such director ceased to serve; and (iii) in all other the cases (including failure to be renonimated or reelected), terminate three months after such director ceased to serve. The exercise price of the option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      The 2002 Directors Plan continues in effect through December 31, 2012. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the 2002 Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

Federal Tax Consequences

      Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 2002 Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the 2002 Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

      A director to whom an option is granted under the 2002 Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee's income as compensation, and the optionee's holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the 2002 Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

New Plan Benefits

      Because awards under the 2002 Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2002 Directors Plan. In 2001, the following individuals and groups had been granted options under the 1998 Directors' Plan to purchase shares in the amounts indicated: Michael Fine (Director): 10,000 shares; Michael Braunold (Director): 10,000 shares; Tom McIntyre (Director) 10,000 shares; all current non-executive officer directors as a group: 30,000 shares. Only non-employee directors are eligible to receive options under the 1998 Directors' Plan.

Other Required Information

      The following table sets forth certain required information relating to the shares of Common Stock issuable on an aggregated basis under the Company's 1996 Stock Option Plan, the 2000 Equity Incentive Plan and the 1998 Directors' Plan.

                      Equity Compensation Plan Information

            Plan Category                  Number of       Weighted-          Number of
                                         securities to      average           securities
                                           be issued    exercise price of     remaining
                                             upon          outstanding      available for
                                          exercise of       options,           future
                                          outstanding       warrants          issuance.
                                           options,        and rights
                                         warrants and
                                            rights
                                             (a)              (b)                (c)
Equity compensation plans approved by     3,276,625          $3.36            1,482,600
           security holders

Equity compensation plans not approved      950,000          $7.12               -0-
         by security holders

               Total                      4,226,625          $4.21            1,482,600

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE 2002 DIRECTORS PLAN.

                                 PROPOSAL NO. 3

                 Ratification of Independent Public Accountants

      The Board of Directors has appointed the firm of Brightman Almagor & Co. ("Brightman Almagor"), a member of Deloitte Touche Tohmatsu, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2002, subject to ratification by the Company's stockholders.

Audit Fees

      During 2001, Brightman Almagor billed the Company an aggregate of $40,000 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the quarterly financial statements included in the Company's quarterly report on Form 10Q.

Financial System Design and Implementation Fees

      Brightman Almagor did not bill the Company for professional services related to financial information systems design and implementation for the year ended December 31, 2001.

Other Fees

      Other than those fees described in the immediately preceding two paragraphs, Brightman Almagor did not bill the Company for professional services for the year ended December 31, 2001.

      It is not anticipated that a member of Brightman Almagor will be present at the stockholder meeting.

Board Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

      At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

      Under the rules of the SEC, proposals of stockholders intended to be presented at the 2003 annual meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than February 18, 2003. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2003 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

      Enclosed is the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, including audited financial statements and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002. Such Annual Report on Form 10-K/A and the Quarterly Report on Form 10-Q do not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

      The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

      It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                             By Order of the Board of Directors


                                             Marc D. Tokayer
                                             Chairman of the Board

June 18, 2002

                             TTR TECHNOLOGIES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                 COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 22, 2002

      The undersigned hereby constitutes and appoints MARC D. TOKAYER and SAM BRILL, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of TTR TECHNOLOGIES, INC. (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on July 22, 2002, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      1. ELECTION OF DIRECTORS. Nominees: MARC D. TOKAYER, DR. BARUCH SOLLISH, MICHAEL FINE, MICHAEL BRAUNOLD and SAM BRILL.

(Mark only one of the following boxes.)

      |_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

      |_| VOTE WITHHELD from all nominees.

      2. PROPOSAL TO APPROVE THE COMPANY'S 2002 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

                 |_| FOR           |_| AGAINST        |_| ABSTAIN

      3. PROPOSAL TO RATIFY THE APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                 |_| FOR           |_| AGAINST        |_| ABSTAIN

      In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the proposal to approve the 2002 Directors Plan and FOR the ratification of the appointment of Brightman Almagor & Co. as the Company's independent auditors for the fiscal year ending December 31, 2002 and in the discretion of the Proxies named herein on any other proposals to properly come before the Annual Meeting.

      The undersigned acknowledges receipt of the accompanying Proxy Statement dated June 18, 2002.

                                                 Dated: __________________, 2002

                                                 _______________________________

                                                 _______________________________
                                                 Signature of Shareholder(s)

                                                 (When signing as attorney,
                                                 trustee, executor,
                                                 administrator, guardian,
                                                 corporate officer, etc., please
                                                 give full title. If more than
                                                 one trustee, all should sign.
                                                 Joint owners must each sign.)

                                                 Please date and sign exactly as
                                                 name appears above.

                                                 I plan |_| I do not plan |_| to
                                                 attend the Annual Meeting.

                                                                      Appendix A

                             TTR TECHNOLOGIES, INC.
                           2002 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

      1. Purpose. The TTR Technologies, Inc. 2002 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid TTR Technologies, Inc., a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

      2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.001 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 275,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

      3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

      4. Option Grants.

            (a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

            (b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

      5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

      6. Term of Option.

            (a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six (6) years from the Date of Grant (the "Expiration Date").

            (b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

            (c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and twelve (12) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

            (d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and three (3) months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

            (e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

      7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

      8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

      9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

      10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

      11. General Restrictions.

            (a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

            (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

      12. Changes to the Plan.

            (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

            (b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

      13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

      14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

      15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

      16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.